Exhibit 99.3

ABSOLUTE SOFTWARE CORPORATION

2000 SHARE OPTION PLAN

Dated for Reference March 16, 2000

Last Amended December 13, 2018

PART 1

DEFINITIONS AND INTERPRETATION

Definitions

1.1	In this Share Option Plan:

(a) Affiliate means any entity that is an “affiliate” for purposes of the Canadian Securities Administrators National Instrument 45-106 Prospectus and Registration Exemptions, as amended from time to time.

(b) Associate has the meaning ascribed thereto in the Securities Act (British Columbia);

(c) Board means the board of directors of the Company;

(d) Cause means when used in relation to the termination of employment, includes any matter that would constitute lawful Cause for dismissal from employment at common law and any matter included as “cause” or “Cause” in an employment agreement between the Company and the dismissed employee.

(e) CFO means the Chief Financial Officer of the Company from time to time;

(f) Change of Control means

(i) The sale of all or substantially all of the assets of the Company other than to an entity which was an Affiliate of the Company prior to the sale;

(ii) A reorganization, amalgamation, merger or plan of arrangement, with respect to which all or substantially all of the persons who were the beneficial owners of the Common Shares immediately prior to such reorganization, amalgamation, merger or plan of arrangement, beneficially own, directly or indirectly, less than 50 percent of the resulting voting shares on a fully-diluted basis;

(iii) A formal bid or tender offer for Common Shares being made, as a result of which the offeror and its Affiliates would, if successful, beneficially own, directly or indirectly, 50 percent or more of the Common Shares then outstanding;

(iv) During any period of two consecutive years, individuals who at the beginning of the period constituted the Board (together with any new directors whose nomination for election was approved by a vote of a majority of the directors of the Company, then still in office, who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board, then in office,

(v) Any transaction determined by the Board to be substantially similar to the above transactions;

(vi) Any proposed Change of Control determined by the Board to be a Change of Control; or

(vii) Any change of control event identified in an Optionee’s employment agreement.

(g) Common Shares means Common shares without par value in the capital of the Company;

(h) Convertible Securities means securities convertible into, exchangeable for or representing the right to acquire Common Shares;

(i) Company means Absolute Software Corporation;

(j) Director means a director of the Company;

(k) Effective Date of an Option means the date on which the Option is granted, whether or not the grant is subject to any Regulatory Approval;

(l) Employee means a bona fide employee of the Company or of a Subsidiary, and includes

(i) a bona fide permanent part-time employee of the Company or a Subsidiary, and

(ii) a bona fide consultant of the Company or of a Subsidiary who is approved for participation in this Share Option Plan by the Board and in respect of whom the Company has qualified by way of an exemption, or has obtained an order from any securities commission or other regulatory authority having jurisdiction over the granting of options to consultants, permitting granting of the Option provided that if the consultant is located in the United States, the consultant is a natural person and is not providing services in connection with the offer or sale of securities in a capital-raising transaction, and does not directly or indirectly promote or maintain a market for the issuer’s securities;

(m) Expiry Date of an Option means the day on which an Option lapses;

(n) Insider means

(i) an insider of the Company as defined in the Securities Act (British Columbia), other than a person who is an insider solely by virtue of being a director or senior officer of a Subsidiary, and

(ii) an Associate of a person who is an Insider by virtue of §(i);

(o) Officer means an individual who is an officer of the Company;

(p) Option means a right to purchase Common Shares granted under this Share Option Plan to an Officer or Employee;

(q) Outstanding Issue means the number of Common Shares outstanding on a non-diluted basis;

(r) Option Commitment means the notice of grant of an Option delivered by the Company to an Optionee and substantially in the form of the Schedule I hereto;

(s) Optioned Shares means Common Shares subject to an Option;

(t) Optionee means an individual to whom an Option is granted by the Company under this Share Option Plan;

(u) Performance and Restricted Share Unit Plan means the performance and restricted share unit plan dated for reference December 16, 2015 as amended on December 13, 2018 and as further amended from time to time;

(v) Plan Administrator means Solium Capital or any other entity appointed to administer the Share Option Plan from time to time;

(w) Regulatory Approval means the approval of the Toronto Stock Exchange and every other stock exchange or securities regulatory agency whose approval is required in the circumstances;

(x) Retired means the cessation of the employment of an Officer or Employee with the Company where the Officer or Employee is over the age of 63 and the Officer or Employee and the Company agree is a retirement from employment.

(y) Share Compensation Arrangement means any stock option, stock option plan, share distribution plan or any other compensation or incentive mechanism involving the issuance or potential issuance of shares to any Director, Officer or Employee, including a share purchase from treasury which is financially assisted by the Company by way of a loan, guaranty or otherwise;

(z) Share Option Plan means this 2000 Share Option Plan, as amended from time to time;

(aa) Subscription Price means the amount payable on an exercise of an Option;

(bb) Subsidiary means a subsidiary as determined under the Business Corporations Act (British Columbia);

(cc) Total Disability means that the Employee or Officer is deemed by a qualified physician selected by the Company as unable to discharge their employment duties for the Company for the foreseeable future because of disease or injury;

(dd) a reference to a statute includes all regulations made thereunder, all amendments to the statute or regulations in force from time to time, and any statute or regulation that supplements or supersedes such statute or regulations; and

(ee) the words “the last day on which the Officer or Employee worked for the Company or a Subsidiary of the Company” means, with respect to an Officer or Employee whose employment has been terminated by the Company or a Subsidiary of the Company

(i) other than for Cause, either

(A) the day specified by the Company or such Subsidiary in writing to the Officer or Employee as being the last day on which the Officer or Employee is to work for the Company or a Subsidiary of the Company, or

(B) if such Officer or Employee is given pay in lieu of advance notice of a pending effective date of termination, the day on which such notice of termination is given in writing by the Company or such Subsidiary to the Officer or Employee, and in both cases the day shall be determined without giving effect to, and will not be extended or changed by, any reasonable notice period that would otherwise be required under applicable law or wrongful dismissal, and

(ii) for Cause, the day on which the notice of termination was given.

PART 2

SHARE OPTION PLAN

Purpose of Share Option Plan

2.1 The purpose of this Share Option Plan is to recognize contributions made by Officers and Employees and to provide for an incentive for their continuing relationship with the Company and its Subsidiaries.

Eligibility

2.2 Options to purchase unissued Common Shares may be granted from time to time under this Share Option Plan by the Board, on the recommendation of the Chief Executive Officer of the Company, to Officers and Employees.

Incorporation of Terms of Share Option Plan

2.3 Subject to specific variations approved by the Board, all terms and conditions set out herein will be deemed to be incorporated into and form part of each Option granted under this Share Option Plan.

Maximum Shares to be Allotted

2.4 The maximum aggregate number of Common Shares that may be allotted for issuance under this Share Option Plan, is 12% of the Outstanding Issue at any time on a non-diluted basis, less the aggregate number of Common Shares then reserved for issuance pursuant to any other Share Compensation Arrangement including, without limitation, the Performance and Restricted Share Unit Plan. For greater certainty, if Options granted under this Share Option Plan are exercised for Common Shares or are surrendered, terminated or expire without being exercised, the Common Shares reserved for issuance pursuant to this Share Option Plan will be available for new Options granted under this Share Option Plan, and for, without limitation, Common Shares granted under the Performance and Restricted Share Unit Plan.

PART 3

TERMS AND CONDITIONS OF OPTIONS

Subscription Price

3.1 The Subscription Price per Common Share to be acquired on the exercise of an Option will be the closing price per share for the Common Shares on the Toronto Stock Exchange on the last trading day on such exchange before the Effective Date of the Option.

Term of Options

3.2 The term of an Option will be such period after the Effective Date thereof, not exceeding 7 years, as the Board determines at the time of granting of the Option. Notwithstanding the expiration date applicable to any option, if an option would otherwise expire during or within five business days after the expiration of a Black-out Period applicable to the relevant Optionee, then such option shall expire ten business days following the expiration of the applicable Black-out Period. For the purposes of this §3.2, “Black-out Period” means the period during which the Company has imposed restrictions on its Insiders and certain other persons pursuant to its insider trading and disclosure policies.

Vesting of Option Rights

3.3 Except as otherwise provided pursuant to §3.4, §3.5 or §3.6, an Option may be exercised from time to time

(a) at any time after the first, second, third or fourth year of the term of the Option as to a total number of shares not exceeding one-quarter of the Optioned Shares in each such year, and

(b) in addition, during any year of the term of the Option, as to a total number of shares not exceeding the number of Optioned Shares as to which the Option could have been exercised but was not exercised during the preceding year, whether pursuant to §(a) or this §(b).

Variation of Vesting Periods

3.4 If the Board determines with respect to an Optionee that it is desirable to grant to the Optionee an Option for which the vesting of rights should be other than as provided in §3.3 or that it is desirable to alter the vesting periods of any particular Option, it may fix the vesting of that Option before or after its grant in such manner as it determines in its discretion; however, the vesting of that Option shall not be changed so as to make the Option exercisable during the first year of the term of the Option.

3.5 Notwithstanding anything herein to the contrary, if the employment of an Optionee is terminated by the Company without Cause or if the Optionee resigns in circumstances constituting constructive termination, in each case, within twelve months following a Change of Control, all of the Optionee’s Options shall vest immediately prior to the Optionee’s date of termination.

Limitation on Right to Exercise

3.6 No Option may be exercised after 5:00 p.m. Pacific Standard Time on the last day on which the Officer or Employee worked for the Company or a Subsidiary of the Company (being the “particular time”), except as follows:

(i) upon the death or Total Disability of an Optionee, all Options shall vest immediately prior to the Optionee’s death or Total Disability and become exercisable by the personal representatives of the Optionee, from time to time no later than the earlier of the Expiry Date of the Option and six months after the particular time, as to a total number of shares not exceeding the number of shares as to which the Optionee did not exercise the Option before the particular time, including shares as to which pursuant to §3.3 or §3.4 the Optionee was at the particular time not yet entitled to exercise the Option;

(ii) an Option that would otherwise so cease to be exercisable by reason that the particular time is the effective time that the Optionee has Retired may be exercised by the Optionee or, if the Optionee dies after the particular time, the personal representatives of the Optionee, from time to time no later than the earlier of the Expiry Date of the Option and three years after the particular time, as to a total number of shares not exceeding the number of shares as to which the Optionee did not exercise the Option before the particular time, including shares as to which pursuant to §3.3 or §3.4 the Optionee was at the particular time not yet entitled to exercise the Option;

(iii) an Option that would otherwise so cease to be exercisable by reason that, in circumstances in which neither §(i) nor §(ii) applies,

(A)	the particular time

(I)	is 5:00 p.m. Pacific Standard Time on the last day on which the Officer or Employee worked for the Company or a Subsidiary of the Company, where the office or employment was terminated for Cause, and

(II)

except where the office or employment was terminated for Cause, is not a time immediately before which the office might have been terminated by the Company or a Subsidiary of the Company, and may be exercised by the Optionee or, if the Optionee dies after the particular time, the personal representatives of the Optionee, from time to time no later than 5:00 p.m. Pacific Standard Time on the earlier of the Expiry Date of the Option and the day that is 30 days after the particular time, as to a total number of shares not exceeding the number of shares as to which the Optionee was entitled to and did not exercise the Option immediately before the particular time.

Non Assignability

3.7 Except as provided in §3.6, an Option may be exercised only by the Optionee to whom it is granted and will not be assignable.

Adjustment

3.8 The number of Common Shares subject to an Option and the price per share payable on exercise of an Option will be subject to adjustment in the events and in the manner following:

(a) if the Common Shares are subdivided or consolidated after the Effective Date of an Option, or the Company pays to holders of Common Shares of record as of a date after the Effective Date of an Option a dividend payable in Common Shares,

(i) the number of Common Shares which would be acquired on any exercise of the Option thereafter will be adjusted to the number of such shares that the Optionee would hold through the combined effect of such exercise and such subdivision, consolidation or stock dividend if the time of the subdivision or consolidation or the record date of such stock dividend had been immediately after the exercise,

(ii) the price per share payable on such an exercise of such an Option will be adjusted in inverse proportion to the adjustment under §(i) in the number of shares that may be acquired or such exercise,

and the number of such shares referred to in §2.4, §5.3 and §5.4 and considered as previously allotted for the purposes of applying §2.4, §5.3 and §5.4 will be correspondingly adjusted;

(b) if there is any capital reorganization, reclassification or other change or event affecting the Common Shares to which §(a) does not apply, the Board will determine whether in the circumstances it is just and equitable that there be some alteration in the securities or other consideration to be acquired by Optionees on the exercise of Options then outstanding and will make such amendments to the Share Option Plan as the Board considers appropriate in the circumstances to ensure a just and equitable result;

(c) the Company will not be required to issue any fractional share in satisfaction of its obligations hereunder or make any payment in lieu thereof.

Disputes

3.9 If any question arises at any time with respect to the Subscription Price or number of Optioned Shares deliverable upon exercise of an Option in any of the events set out in §3.8, such question will be conclusively determined by the Company’s auditors, or, if the auditors decline to so act, any other firm of chartered accountants in Vancouver, British Columbia that the Company may designate, and such auditors or other firm will have access to all appropriate records and its determination will be binding upon the Company and each Optionee.

PART 4

PROCEDURE

Option Commitment

4.1 Upon the granting of an Option hereunder the Chief Executive Officer of the Company will deliver to the Optionee an Option Commitment detailing the terms of the Option and upon such delivery the Optionee will be a participant in this Share Option Plan and have the right to purchase the Optioned Shares at the Subscription Price set out therein, subject to the terms of this Share Option Plan.

4.2 Upon the occurrence of an event to which §3.8 applies, the Chief Executive Officer of the Company may, and if so directed by the Board will, deliver to any Optionee with respect to any Option a revised Option Commitment, identified as such, with respect to shares as to which the Option has not been exercised, reflecting the application of §3.8 by reason of that event.

Manner of Exercise

4.3 An Optionee being entitled to and wishing to exercise an Option may do so only by delivering to the Company at its head office or to such other place as the Company may direct in writing

(a) a written notice addressed to the Company substantially in the form set forth in Appendix A to Schedule I hereto specifying the number of Optioned Shares being acquired pursuant to the Option, and

(b) a certified cheque or bank draft payable to the Company for the aggregate Subscription Price for the Optioned Shares being acquired;

or to exercise an Option on a cashless basis, the Optionee may do so under any cashless exercise program offered by the Plan Administrator that is approved by the CFO from time to time. The CFO may direct the Plan Administrator to offer, amend, suspend, cease offering or offer again any cashless exercise feature to the Company’s Optionees from time to time. Any cashless exercise program authorized under this section shall be available only while offered by the Plan Administrator and while approved by the CFO. Any such cashless exercise program may be revoked, amended or discontinued at any time without prior notice or liability to any Optionee.

4.4 Notwithstanding anything else contained in this Share Option Plan, the Company may, from time to time, implement such other procedures and conditions as it determines appropriate with respect to the payment, funding or withholding of amounts required by law to be withheld on the exercise of Options under this Share Option Plan.

Tax Matters and Applicable Withholding Tax

4.5 The Company does not assume any responsibility for or in respect of the tax consequences of the grant of Options to Optionees, the exercise of Options by Optionees, or the tax consequences otherwise arising to Optionees in respect of participation in this Plan. The Company may, as a condition of exercise of Options or issuance of Optioned Shares or delivery of a share certificate, require the Optionee to deliver cash or certified cheque payable to the Company for the amount of such taxes and other amounts as the Company determines in its discretion should be paid in order to fund, or otherwise permit the Company or any relevant affiliate to comply with, the applicable requirements under the provisions of any federal, provincial, foreign, state or local law relating to the withholding or remittance of tax, social security or similar payment, or other required deductions or remittances (herein, “Applicable Withholding Tax”), or require the Optionee to deliver undertakings to, or indemnities in favour of, the Company and/or any relevant affiliate in this regard in its discretion. Notwithstanding anything else contained in this Plan, the Company may from time to time, implement all such other procedures and conditions as it determines appropriate with respect to the payment, funding or withholding of the Applicable Withholding Tax, including but not limited to the selling of Optioned Shares on such terms and conditions as the Company may determine.

Share Certificates

4.6 Upon an exercise of an Option the Company will direct its transfer agent to issue a share certificate (or, in the case of the issuance of uncertificated shares where permitted, to record an electronic entry in the share register) to an Optionee for the appropriate number of Optioned Shares not later than five days thereafter.

PART 5

GENERAL PROVISIONS

Effective Date of Plan

5.1 This Share Option Plan will become effective on the later of the receipt of Regulatory Approval for this Share Option Plan and December 13, 2018.

Administration

5.2 The Board will be responsible for the general administration of this Share Option Plan, the proper execution of its provisions, the interpretation of this Share Option Plan and the determination of all questions arising pursuant to this Share Option Plan, and without limiting the generality of the foregoing, the Board will have the power to grant Options pursuant to this Share Option Plan and allot Common Shares for issuance on the exercise of Options.

Limitations on Issue

5.3 The number of Common Shares reserved for issue to any person under this Share Option Plan may not exceed 5% of the Outstanding Issue.

5.4 In addition to the limitations set out in §5.3, the number of Common Shares under this Share Option Plan, or when combined with any other Share Compensation Arrangement,

(a) issued to Insiders within any one-year period may not exceed 10% of the Outstanding Issue at that time, and

(b) issuable to Insiders at any time may not exceed 10% of the Outstanding Issue at that time.

5.5 For the purposes of §5.4, Common Shares issuable to an Insider pursuant to a stock option or other entitlement that was granted before the person became an Insider will be excluded in determining the number of Common Shares issuable to Insiders.

Amendment

5.6 Subject to Regulatory Approval, and without shareholder approval, the Board may amend, suspend, terminate or discontinue this Share Option Plan, or revoke or alter any action taken pursuant to this Share Option Plan, except that no amendment, suspension, termination or discontinuance of this Share Option Plan will alter or impair any Option without the written consent of the Optionee. Provided, however, that if the Board wishes to: (i) increase the aggregate number of Common Shares reserved under this Share Option Plan, (ii) extend the option period of Options granted pursuant to this Share Option Plan, (iii) reduce the Subscription Price of options granted pursuant to this Share Option Plan, (iv) cancel and reissue any Option, (v) amend to remove or to exceed the Insider participation limit set out in §5.4, (vi) remove the non-transferability limits set out in §6.7 or to permit the transfer or assignment of Options other than by will or the laws of descent and distribution, (vii) expand the categories of eligible Optionees which would have the potential of broadening or increasing insider participation or (viii) amend the amending provisions set out in this §5.6 and §5.7, shareholder approval will be required. Notwithstanding any other provision of this Share Option Plan, no amendment or modification shall provide for an Subscription Price of an Option to be lower than the closing sale price for board lots of common shares on the Toronto Stock Exchange on the business day immediately prior to the date of the grant of any such option.

5.7 Without limiting the generality of the foregoing, the Board may make the following amendments to this Share Option Plan, without obtaining shareholder approval:

(a) amendments to the terms and conditions of this Share Option Plan necessary to ensure that the Plan complies with the applicable regulatory requirements, including without limitation the rules of the Toronto Stock Exchange or any national securities exchange or system on which the stock is then listed or reported, or by any regulatory body having jurisdiction with respect thereto;

(b) the addition of a cashless exercise feature, payable in cash or securities, whether or not such feature provides for a full deduction of the number of underlying securities from the Share Option Plan reserve, and the subsequent removal or amendment thereof;

(c) a change to the termination provisions of a security or this Share Option Plan which does not entail an extension beyond the original expiry date;

(d) amendments to the provisions of this Share Option Plan respecting administration of this Share Option Plan and eligibility for participation under this Share Option Plan;

(e) amendments to the provisions of this Share Option Plan respecting the terms and conditions on which options may be granted pursuant to the Share Option Plan, including the provisions relating to the Subscription Price, the option period, and the vesting schedule;

(f) the addition of any form of financial assistance by the Company for the acquisition by all or certain categories of participants of Common Shares under the Share Option Plan, and the subsequent amendment of any such provision which is more favourable to participants;

(g) amendments to the Share Option Plan that are of a “housekeeping nature”;

(h) any amendments necessary to suspend or terminate the Share Option Plan; and

(i) any other amendment, whether fundamental or otherwise, not requiring shareholder approval under applicable law (including, without limitation, the policies of the Toronto Stock Exchange).

Governing Law

5.8 This Share Option Plan will be construed in accordance with and the rights of the Company and each Optionee will be governed by the laws of British Columbia and the laws of Canada applicable therein.

Notice

5.9 Each notice, demand or communication required or permitted to be given under this Share Option Plan will be in writing and will be delivered to the person to whom it is addressed, and the date of delivery of such notice, demand or communication will be the date of receipt by the addressee.

Employment

5.10 Nothing contained in this Share Option Plan will confer upon any Optionee or Employee any right with respect to employment or continuance of employment with the Company or a Subsidiary, or interfere in any way with the right of the Company or a Subsidiary to terminate the Optionee’s or Employee’s employment at any time. Participation in this Share Option Plan by an Optionee or Employee will be voluntary.

No Representation or Warranty

5.11 The Company makes no representation or warranty as to the future market value of Common Shares issued in accordance with the provisions of this Share Option Plan. Notwithstanding any other provision of this Share Option Plan, the Company has no obligation to issue or deliver any Common Shares under this Share Option Plan or to make any other distribution of benefits hereunder unless such issuance, delivery or distribution would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity.

Prohibition on Price Amendment

5.12 Subject to §3.8, the Subscription Price per Common Share under an Option that has been issued will not, after the issue of the Option, be amended to lower the price unless the disinterested shareholders of the Company approve such reduction.

Compliance with Securities Laws

5.13 No Shares or other assets shall be issued or delivered under this Share Option Plan unless and until the Company has determined that there has been full and adequate compliance with all Canadian and United States and any other applicable jurisdiction’s federal, provincial and state securities laws and regulations. The Board may require the Optionee to make such warranties and representations as are necessary to satisfy the various securities laws.

5.14 Shares issued under the Share Option Plan shall bear such restrictive legends as the Board deems necessary or appropriate.

PART 6

INCENTIVE STOCK OPTION PROVISIONS FOR U.S. RESIDENTS

U.S. Employees

6.1 The Board is authorised under this Share Option Plan, in its sole discretion, to issue Options to U.S. residents as nonqualified stock options or as incentive stock options, which will be appropriately designated. For purposes of this Share Option Plan, an “incentive stock option” is an Option intended to qualify as such under Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). To the extent required by Section 422 of the Code, incentive stock options will be subject to the following additional terms and conditions.

Eligible Employees

6.2 Only individuals who are employees of the Company or one of its subsidiary corporations may be granted incentive stock options. For purposes of this Part, “subsidiary corporation” has the meaning attributed to that term for purposes of Section 422 of the Code.

Maximum Shares to be Issued as Incentive Stock Options

6.3 The maximum aggregate number of Common Shares that may be issued as incentive stock options under this Share Option Plan, subject to adjustment in accordance with §3.8, is 4,846,000.

Dollar Limitation

6.4 To the extent the aggregate fair market value (determined as of the Effective Date of an Option) of Common Shares with respect to which incentive stock options are exercisable for the first time during any calendar year (under this Share Option Plan and all other share option plans of the Company) exceeds $100,000, such portion in excess of $100,000 will be treated as a nonqualified stock option. In the event an Optionee holds two or more Options that become exercisable for the first time in the same calendar year, this limitation will be applied on the basis of the order in which the Options were granted.

More than 10% Shareholders

6.5 If an individual owns more than 10% of the total voting power of all classes of the Company’s securities, then the Subscription Price per share of an incentive stock option will not be less than 110% of the fair market value of the Common Shares on the Effective Date of an Option and the term of the Option will not exceed five years. The determination of more than 10% ownership will be made in accordance with Section 422 of the Code.

Exercisability

6.6 An Option designated as an incentive stock option will cease to qualify for favourable tax treatment as an incentive stock option to the extent it is exercised (if permitted by the terms of the Option) (a) more than three months after termination of employment for reasons other than death or disability (as defined for purposes of Section 422 of the Code), (b) more than one year after termination of employment by reason of disability (as defined for purposes of Section 422 of the Code) or (c) after the Optionee has been on a leave of absence for more than 90 days, unless the Optionee’s reemployment rights are guaranteed by statute or contract.

Transferability

6.7 Incentive stock options may not be transferred by an Optionee other than by will or the laws of descent and distribution and, during the Optionee’s lifetime, are exercisable only by the Optionee.

Taxation of Incentive Stock Options

6.8 In order to obtain certain U.S. federal tax benefits afforded to incentive stock options under Section 422 of the Code, the Optionee must hold the shares issued upon the exercise of an incentive stock option for two years after the Effective Date of the Option and one year from the date of exercise. An Optionee may be subject to the alternative minimum tax at the time of exercise of an incentive stock option. The Optionee will give the Company prompt notice of any disposition of Common Shares acquired by the exercise of an incentive stock option prior to the expiration of such holding periods.

Options in Foreign Countries

6.9 The Board will have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of the benefits from Options grants to Optionees employed in such countries and to meet the objectives of this Share Option Plan.

Optionees Resident in the State of California

6.10 Optionees who are residents of the State of California will be subject to the additional terms and conditions set forth in Schedule II to this Share Option Plan.

Effectiveness of Part

6.11 In the event shareholder approval is required for an amendment to this Share Option Plan, shareholder approval of this Part must be obtained no later than 12 months after adoption of this Share Option Plan by the Board. In the event shareholder approval is not obtained by such time, all incentive stock options granted under this Share Option Plan will be treated as nonqualified stock options.

Term of Incentive Stock Options

6.12 Notwithstanding anything in §3.2 to the contrary, unless sooner exercised, all incentive stock options shall expire and no longer be exercisable no later than seven years after the Effective Date, subject to the limitations established in §6.5 for certain individuals.

SCHEDULE I

2000 SHARE OPTION PLAN

OPTION COMMITMENT

Notice is hereby given that, effective _______________, 20___ (the “Effective Date”) Absolute Software Corporation (the “Company”), pursuant to the Company’s 2000 Share Option Plan (the “Plan”), as it may have been amended to the Effective Date, granted to _____________________ (the “Optionee”), an option (the “Option”) to acquire up to    Common shares in the capital of the Company (the “Optioned Shares”) on or before _______________, _________ at a Subscription Price of Cdn. $            per share.

The grant of the Option is made on and subject to the vesting provisions and other terms and conditions of the Plan, which are incorporated by reference herein. The number of Optioned Shares will be adjusted if and to the extent required in accordance with §3.8 of the Plan.

To exercise the Option, the Optionee must deliver to the Company at its head office a written notice addressed to the Company substantially in the form set forth in Appendix A hereto specifying the number of Optioned Shares that the Optionee wishes to acquire, together with a certified cheque or bank draft payable to the Company for the aggregate Subscription Price for such shares. A share certificate evidencing the Optioned Shares thereby acquired will be issued to the Optionee by the Company’s transfer agent in accordance with the Plan.

[For U.S. Employees]

[IF ISSUING ISOs INCLUDE THE FOLLOWING LANGUAGE: The Option is intended to qualify as an Incentive Stock Option under U.S. federal income tax law, but the Company does not represent or guarantee that the Option qualifies as such. To obtain certain tax benefits afforded to Incentive Stock Options, you must hold the shares issued upon exercise of the Option for two years after the Effective Date and one year from the date of exercise. You may be subject to the alternative minimum tax at the time of exercise.]

[To the extent you are a citizen or resident of the United States, your participation in the Plan could subject you to a filing requirement under the Foreign Account Tax Compliance Act (FATCA) and/or Report of Foreign Bank and Financial Accounts (FBAR). Both FATCA and FBAR require United States citizens and residents to disclose to the government the existence of certain foreign accounts in which the citizen or resident has an interest. In addition, both FATCA and FBAR impose penalties for failure to file the applicable reports. The obligation to file a report under FATCA and/or FBAR depends on the facts and circumstances of your individual situation, and for that reason you are strongly encouraged to discuss your participation in the Plan with your personal tax advisor.]

[IF ISSUING ISOs INCLUDE THE FOLLOWING LANGUAGE: Incentive stock options may not be transferred by an Optionee other than by will or the laws of descent and distribution and, during the Optionee’s lifetime, are exercisable only by the Optionee.]

[By accepting the Option, the Optionee hereby acknowledges reading and understanding of Part 6 of the Plan.]

If the Optionee is a U.S. person or is located in the United States, the Optionee also hereby acknowledges and agrees as follows:

(a) The Option and the Optioned Shares (collectively, the “Securities”) have not been and will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or the securities laws of any state of the United States, and the Option is being granted to the Optionee in reliance on an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws;

(b) The Securities will be “restricted securities”, as defined in Rule 144 under the U.S. Securities Act, and the rules of the United States Securities and Exchange Commission provide in substance that the Optionee may dispose of the Securities only pursuant to an effective registration statement under the U.S. Securities Act or an exemption therefrom, and the Company has no obligation to register any of the Securities or to take action so as to permit sales pursuant to the U.S. Securities Act (including Rule 144 thereunder, if available);

(c) If the Optionee decides to offer, sell or otherwise transfer any of the Optioned Shares, the Optionee will not offer, sell or otherwise transfer the Option directly or indirectly, unless:

(i) the sale is to the Company;

(ii) the sale is made outside the United States in a transaction meeting the requirements of Rule 904 of Regulation S under the U.S. Securities Act and in compliance with applicable local laws and regulations;

(iii) the sale is made pursuant to the exemption from the registration requirements under the U.S. Securities Act provided by Rule 144 thereunder, if available, and in accordance with any applicable state securities or “blue sky” laws; or

(iv) the Optioned Shares are sold in a transaction that does not require registration under the U.S. Securities Act or any applicable state laws and regulations governing the offer and sale of securities, and, in the case of each of (iii) and (iv) it has prior to such sale, and solely upon the request of the Company, furnished to the Company an opinion of counsel reasonably satisfactory to the Company stating that such transaction is exempt from registration under applicable securities laws;

(d) The Option may not be exercised by or for the account or benefit of a person in the United States or a U.S. person unless registered under the U.S. Securities Act and any applicable state securities laws, unless an exemption from such registration requirements is available;

(e) “United States” and “U.S. person” are as defined in Regulation S under the U.S. Securities Act;

(f) The certificates representing the Optioned Shares will be endorsed with the following or a similar legend until such time as it is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION, THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION; (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT; (C) IN ACCORDANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS; OR (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND, IN THE CASE OF CLAUSE (C) OR (D), THE SELLER FURNISHES TO THE CORPORATION, UPON REQUEST, AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. THE PRESENCE OF THIS LEGEND MAY IMPAIR THE ABILITY OF THE HOLDER HEREOF TO EFFECT “GOOD DELIVERY” OF THE SECURITIES REPRESENTED HEREBY ON A CANADIAN STOCK EXCHANGE.”

provided, that if the Optioned Shares are being sold outside the United States in compliance with the requirements of Rule 904 of Regulation S in circumstances where Rule 905 of Regulation S does not apply, the legend set forth above may be removed by providing an executed declaration to the registrar and transfer agent of the Company, in substantially the form set forth as Appendix B attached hereto (or in such other form as the Company may prescribe from time to time) and, if requested by the Company or the transfer agent, an opinion of counsel of recognized standing in form and substance satisfactory to the Company and the transfer agent to the effect that such sale is being made in compliance with Rule 904 of Regulation S and that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws; and provided, further, that, if any Shares are being sold otherwise than in accordance with Regulation S and other than to the Company, the legend may be removed by delivery to the registrar and transfer agent and the Company of an opinion of counsel, of recognized standing reasonably satisfactory to the Company, that such legend is no longer required under applicable requirements of the U.S. Securities Act or state securities laws.

ABSOLUTE SOFTWARE CORPORATION

By:
Chief Executive Officer

APPENDIX A

ABSOLUTE SOFTWARE CORPORATION

2000 STOCK OPTION PLAN

EXERCISE NOTICE

To: Absolute Software Corporation (the “Company”)

1. The undersigned (the “Optionee”), being the holder of options to purchase ________________ Optioned Shares at the exercise price of ________ per Optioned Share, hereby irrevocably gives notice, pursuant to the 2000 Stock Option Plan of the Company (the “Plan”), of the exercise of the Option to acquire and hereby subscribes for _________ of such Optioned Shares.

2. The Optionee tenders herewith a certified cheque or bank draft payable to the Company in an amount equal to the aggregate Subscription Price of the aforesaid Optioned Shares exercised and directs the Company to issue a share certificate evidencing said Optioned Shares in the name of the Optionee to be mailed to the Optionee at the following address:

________________________________________

________________________________________

_________________________________________

_________________________________________

3. By executing this Exercise Notice, the Optionee hereby confirms that the undersigned has read the Plan and agrees to be bound by the provisions of the Plan. All terms not otherwise defined in this Exercise Notice shall have the meanings given to them under the Plan or the attached Option Commitment.

4. If the Optionee is resident in the United States or is a U.S. person, the Optionee is a natural person who is either: (i) an officer and/or employee of the Company or of a majority-owned subsidiary of the Company (each, an “Eligible Company Optionee”), (ii) a consultant who is providing bona fide services to the Company or a majority-owned subsidiary of the Company that are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the Company’s securities (an “Eligible Consultant”), or (iii) a former Eligible Company Optionee or Eligible Consultant. “United States” and “U.S. person” are as defined in Regulation S under the United States Securities Act of 1933 as amended (the “U.S. Securities Act”).

5. The undersigned Optionee hereby represents, warrants, acknowledges and agrees that:

(a)

the Optionee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Optioned Shares, and the undersigned is able to bear the economic risk of loss of his or her entire investment;

(b)

the Company has provided to the undersigned the opportunity to ask questions and receive answers concerning the terms and conditions of the offering, and the undersigned has had access to such information concerning the Company as he or she has considered necessary or appropriate in connection with his or her investment decision to acquire the Shares;

(c)

the undersigned is purchasing the Optioned Shares for investment purposes only and not with a view to resale, distribution or other disposition in violation of United States federal or state securities laws;

(d)

the undersigned has not exercised the Option as a result of any form of general solicitation or general advertising, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio, television or other form of telecommunications, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

(e)

funds representing the subscription price for the Shares which will be advanced by the undersigned to the Company upon exercise of the Options will not represent proceeds of crime for the purposes of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (the “PATRIOT Act”), and the undersigned acknowledges that the Company may in the future be required by law to disclose the undersigned’s name and other information relating to this exercise form and the undersigned’s subscription hereunder, on a confidential basis, pursuant to the PATRIOT Act. No portion of the subscription price to be provided by the undersigned (i) has been or will be derived from or related to any activity that is deemed criminal under the laws of the United States of America, or any other jurisdiction, or (ii) is being tendered on behalf of a person or entity who has not been identified to or by the undersigned, and it shall promptly notify the Company if the undersigned discovers that any of such representations ceases to be true and provide the Company with appropriate information in connection therewith;

(f)

the financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principles or International Financial Reporting Standards, which differ in some respects from United States generally accepted accounting principles, and thus may not be comparable to financial statements of United States companies;

(g)

there may be material tax consequences to the Optionee of an acquisition or disposition of any of the Optioned Shares. The Company gives no opinion and makes no representation with respect to the tax consequences to the Optionee under United States, state, local or foreign tax law of the undersigned’s acquisition or disposition of such securities. In particular, no determination has been made whether the Company will be a “passive foreign investment company” within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended;

(h)

the Company intends to rely on the registration exemption in Rule 701 under the U.S. Securities Act and a state registration exemption, but only if such exemptions are available; in the event such exemptions are determined by the Company to be unavailable, the undersigned may be required to provide a legal opinion of counsel (which will not be sufficient unless it is in form and substance satisfactory to the Company), or such other evidence satisfactory to the Company, to the effect that an exemption from the registration requirements of the U.S. Securities Act and applicable state securities laws is available with respect to the securities to be delivered upon exercise of the Option;

(i)

the Optioned Shares have not been and will not be registered under the U.S. Securities Act or the securities laws of any state of the United States, and the Optioned Shares will be issued as “restricted securities” (as such term is defined in Rule 144(a)(3) under the U.S. Securities Act) and may not be offered, sold, pledged, or otherwise transferred, directly or indirectly, without prior registration under the U.S. Securities Act and applicable state securities laws absent an exemption from such registration requirements; and

A-2

(j)

the certificate(s) representing the Shares will be endorsed with a U.S. restrictive legend substantially in the form set forth in the attached Option Commitment until such time as it is no longer required under the applicable requirements of the U.S. Securities Act or applicable state securities laws.

DATED the ____________ day of __________________________, _______.

____________________________
Signature of Option Holder

A-3

APPENDIX B

FORM OF DECLARATION FOR REMOVAL OF LEGEND

To: Absolute Software Corporation (the “Company”)

And To: The Registrar and Transfer Agent for the Company’s Common Shares

The undersigned (A) acknowledges that the sale of _____________________________________ (the “Securities”) of the Company, represented by certificate number ___________________, to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), and (B) certifies that (1) the undersigned is not (a) an “affiliate” of the Company (as that term is defined in Rule 405 under the U.S. Securities Act), except solely by virtue of being an officer or director of the Company , (b) a “distributor” or (c) an affiliate of a distributor; (2) the offer of such Securities was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believed that the buyer was outside the United States, or (b) the transaction was executed on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another “designated offshore securities market”, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States; (3) neither the seller nor any affiliate of the seller nor any person acting on their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of such securities; (4) the sale is bona fide and not for the purpose of “washing off” the resale restrictions imposed because the Securities are “restricted securities” (as that term is defined in Rule 144(a)(3) under the U.S. Securities Act); (5) the seller does not intend to replace such securities with fungible unrestricted securities; and (6) the contemplated sale is not a transaction, or part of a series of transactions, which, although in technical compliance with Regulation S under the U.S. Securities Act, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act. Terms used herein have the meanings given to them by Regulation S under the U.S. Securities Act.

Dated:_______________, 20___X	X_____________________________________________
Signature of individual (if Securityholder is an individual)

X____________________________________________
Authorized signatory (if Securityholder is not an individual)

______________________________________________
Name of Securityholder (please print)

_______________________________________________
Name of authorized signatory (please print)

______________________________________________
Official capacity of authorized signatory (please print)

Affirmation by Seller’s Broker-Dealer

(required for sales pursuant to Section (B)(2)(b) above)

We have read the foregoing representations of our customer, ____________________________ (the Seller”) with regard to the sale, for such Seller’s account, of ____________________________ common shares (the “Shares”) of the Company represented by certificate number . We have executed sales of the Securities pursuant to Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), on behalf of the Seller. In that connection, we hereby represent to you as follows:

(1) no offer to sell Shares was made to a person in the United States;

(2) the sale of the Shares was executed in, on or through the facilities of the Toronto Stock Exchange, the TSX Venture Exchange, the Canadian Securities Exchange or another designated offshore securities market (as defined in Rule 902(b) of Regulation S under the U.S. Securities Act), and, to the best of our knowledge, the sale was not pre-arranged with a buyer in the United States;

(3) no “directed selling efforts” were made in the United States by the undersigned, any affiliate of the undersigned, or any person acting on behalf of the undersigned; and

(4) we have done no more than execute the order or orders to sell the Shares as agent for the Seller and will receive no more than the usual and customary broker’s commission that would be received by a person executing such transaction as agent.

For purposes of these representations: “affiliate” means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the undersigned; “directed selling efforts” means any activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Securities (including, but not be limited to, the solicitation of offers to purchase the Securities from persons in the United States); and “United States” means the United States of America, its territories or possessions, any State of the United States, and the District of Columbia.

Legal counsel to the Company shall be entitled to rely upon the representations, warranties and covenants contained in this letter to the same extent as if this letter had been addressed to them.

Yours truly,

Name of Firm

By:

Title:

Dated:	20_____.

SCHEDULE II

TO THE ABSOLUTE SOFTWARE CORPORATION

2000 SHARE OPTION PLAN

(FOR CALIFORNIA RESIDENTS ONLY)

This Appendix A to the Absolute Software Corporation 2000 Share Option Plan (the “Plan”) shall have application only to Optionees who are residents of the State of California. Capitalized terms contained herein shall have the same meanings given to them in the Plan, unless otherwise provided in this Appendix. Notwithstanding any provision contained in the Plan to the contrary and to the extent required by applicable law, the following terms and conditions shall apply to all Options granted to residents of the State of California, until such time as the Common Shares are listed on a national securities exchange within the meaning of Section 25100(o) of the California Corporations Code:

1. The maximum number of Common Shares that may be allotted for issuance under the Plan is as set out in §2.4 of the Plan, subject to adjustment in accordance with §3.8 of the Plan. If Options are surrendered, terminated or expire without being exercised, new Options may be granted covering Common Shares not purchased under such lapsed Options.

2. Options shall be non-transferrable other than by will or the laws of descent and distribution. Notwithstanding the foregoing, and to the extent permitted by Section 422 of the U.S. Internal Revenue Code of 1986, the Plan Administrator, in its discretion, may permit distribution of an Option to an inter vivos or testamentary trust in which the Option is to be passed to beneficiaries upon the death of the trustor (settlor), or by gift to “immediate family” as that term is defined in Rule 16a-1(e) of the U.S. Securities Exchange Act of 1934, as amended.

3. Unless employment is terminated for Cause, the right to exercise an Option in the event of termination of employment, to the extent that the Optionee is otherwise entitled to exercise an Option on the date employment terminates, shall be

(a)	at least six months from the date of termination of employment if termination was caused by death or Total Disability; and

(b)	at least 30 days from the date of termination if termination of employment was caused by other than death or Total Disability;

(c)	but in no event later than the remaining term of the Option.

4. No Option may be granted to a resident of California more than ten years after the earlier of the date of adoption of the Plan by the Board and the date this Schedule is approved by the shareholders.

5. The Plan or agreement must be approved by a majority of the outstanding securities entitled to vote by the later of (1) within 12 months before or after the date the Plan is adopted or (2) prior to or within 12 months of the granting of any option or issuance of any security under the Plan in the State of California. Any options granted to any person in this state that is exercised before security holder approval is obtained must be rescinded if security holder approval is not obtained in the manner described in the preceding sentence. Such securities shall not be counted in determining whether such approval is obtained.